Exhibit 10.4

SECOND AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Second Amendment to Senior Secured Promissory Note by and among GI Dynamics, Inc., a Delaware corporation (the “Payor”) and Crystal Amber Fund Limited (the “Holder”) is effective as of March 29, 2019.  Capitalized terms used but not defined herein have the definitions ascribed thereto in that certain Senior Secured Convertible Promissory Note issued on June 15, 2017 by the Payor to the Holder, as amended December 31, 2018 (the “Existing Note”).

WHEREAS, the Payor and the Holder desire to further amend the terms of the Existing Note as set forth herein; and

WHEREAS, Section 10(f) of the Existing Note provides that any term of the Existing Note may be amended only with the written consent of the Payor and the Holder.

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Payor and the Holder, intending to be legally bound, agree as follows:

1.Amendments to Existing Note.

a.

Sections 1(b), 2(a), 2(b) and 2(c) of the Existing Note are hereby amended with immediate effect to change the dates referred to in each such section (including, for the avoidance of doubt, the Maturity Date) from “December 31, 2018” or “March 31, 2019” (as applicable) to “May 1, 2019”.

b.

Subject to the approval of stockholders under and in accordance with the ASX Listing Rules (“Approval”), Section 2(b) of the Existing Note is hereby further amended to replace the phrase “volume weighted average bid closing price” with the phrase “volume weighted average price” with effect from the date on which Approval is obtained.

2.No Other Changes.  Except as specifically amended in this amendment, all other terms of the Existing Note shall remain unchanged and in full force and effect.

3.Efforts to Obtain Stockholder Approval.  The Payor shall use its commercially reasonable efforts to obtain any stockholder approval described in Section 1(b) above.

4.Counterparts.  This amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Facsimile or PDF transmission of execution copies or signature pages for this amendment shall be legal, valid and binding execution and delivery for all purposes.

5.Governing Law.  This amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned parties have executed this amendment as of the date first written above.

PAYOR:

GI DYNAMICS, INC.

By: /s/ Scott Schorer

Name: Scott Schorer

Title: President & Chief Executive Officer

HOLDER:

CRYSTAL AMBER FUND LIMITED

By: /s/ Mark Huntley

Name: Mark Huntley

Title: Director

Executed by Crystal Amber Asset Management (Guernsey) Limited as Investment Manager, for and on behalf of Crystal Amber Fund Limited